UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2012

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100

Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Under the Board of Directors Guidelines on Corporate Governance of ORBCOMM Inc. (the “Company”), each director who has reached age 75 or would reach age 75 during his or her term of office has tendered a conditional resignation that will be effective upon the acceptance of the resignation by the Board of Directors acting upon the recommendation of the Nominating and Corporate Governance Committee (the “Committee”) following an annual review (the “Director Age Policy”). On March 8, 2012, the Board of Directors, acting in accordance with the Committee’s recommendation, accepted the resignation of Hans E.W. Hoffmann, age 78, as a Class I director effective immediately prior to the Company’s 2012 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By:	/s/ Christian Le Brun
Name: Christian Le Brun
Title: Executive Vice President and
General Counsel

Date: March 12, 2012